EXHIBIT 99.1 TO FORM 8-K

The following is a press release issued by Merchants New York Bancorp on December 7, 2000.

FOR IMMEDIATE RELEASE

Contact:   Spencer B. Witty             Mark B. Leeds
           Merchants Bank of New York   Leeds Communications Associates
           (212) 973-6600               (718) 279-2314  (212) 292-4996

New York, N.Y., December 7, 2000 - Shareholders of Merchants New York Bancorp (NASDAQ: NMS: MBNY) voted overwhelmingly to approve the merger between Merchants and Valley National Bancorp (NYSE: VLY) with over 15.2 million shares of Merchants common stock represented, Merchants' shareholders approved the merger by a vote of 99.2%.

Earlier, the shareholders of Valley approved the merger by almost the same wide margin. The acquisition is conditional upon necessary regulatory approval which is pending.

Merchants New York Bancorp's principal subsidiary, Merchants Bank of New York, has seven branches in the heart of Manhattan with $1.4 billion in assets. Valley's principal subsidiary Valley National Bank has 117 branches across the river in Northern New Jersey. The combined banks will have $7.6 billion in assets and a franchise of 124 branches in the area.

Both Merchants and Valley Boards of Directors had unanimously recommended approval of the merger.

Valley expects to complete the acquisition in early 2001.